Exhibit 4.66

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,

INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 109138 dated December 15, 2010

To render

fixed line network mobile radio communication services

This license has been granted to

Closed Joint Stock Company

“COMSTAR-Regions”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1097746419913

Tax Identification Number (TIN/INN)

7704730503

Principal place of business (residence):

119121, Moscow, Smolenskaya-Sennaya Sq., 27, Bldg. 2

The territory of the services is specified in appendix hereto.

This license is valid through:

December 15, 2015

This license is granted based on the decision of the licensing authority - Order No. 395 dated April 11, 2013

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Appendix to License No. 109138**

Licensing Requirements

1.                        Closed Joint Stock Company “COMSTAR-Regions” (the licensee) shall keep the term of this license.

Short company name:

CJSC “COMSTAR-Regions”

PSRN 1097746419913	TIN 7704730503

Principal place of business:

119121, Moscow, Smolenskaya-Sennaya Sq., 27, Bldg. 2

2.                          The licensee agrees to commence rendering of the communication services hereunder on or before December 15, 2012.

3.                          The licensee shall only render the communication services hereunder in the territory of the Khanty-Mansi Autonomous territory - Yugra.

4.                          The licensee, hereunder, shall make the following available to the subscriber*:

a) access to the communications network of the licensee;

b) connections through the mobile radiotelephone network of the licensee for the reception (transfer) of voice and non-voice data, while ensuring the communication continuity of the services provided regardless of the subscriber location, even in case of travelling;

c) synchronous connection of one or several subscriber groups in half-duplex communication mode regardless of subscribers amount in the group through the same communication channel, and/or synchronous connection through the dispatcher.

5.                          This license has been issued following the processing results of the license renewal application No. 82793 dated December 15, 2010, without bidding (auction, tender, etc). The licensing requirements are not specified for the performance of liabilities accepted by the licensee when participating in the bidding (auction, tender, etc) to obtain this license.

6.                          The licensee, when rendering the services hereunder, shall abide by the terms set for the allocation of radio bands and assignment of radio frequency or radio frequency channel.

7.                          Connection of the licensee’s communication network to the public communication network of Russian Federation and network that has an access to the public communication network hereunder is prohibited.

Connection of the licensee’s communication network that has been created for rendering services hereunder to the foreign public communication networks is prohibited.

8.                          The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

*                               The services rendered hereunder may be accompanied by other services technologically and inseparably associated with local telephone services, excluding local telephone services using payphones and shared-access facilities and aimed at increasing their customer value, unless it requires a separate license.

**                       This license has been issued to extend the term of the license No. 82793 dated December 15, 2010.